UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2014

UMB FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

Missouri	0-4887	84-0920811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Grand Blvd., Kansas City, MO	64106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (816) 860-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On December 15, 2014, UMB Financial Corporation (“UMB”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Marquette Financial Companies, a Minnesota corporation (“Marquette”), the beneficial owners of all of the outstanding shares of Marquette (the “Marquette Shareholders”), and Lakes Merger Sub LLC, a Missouri limited liability company and wholly owned subsidiary of UMB (“Merger Sub”). Subject to the terms and conditions set forth in the Merger Agreement, Marquette will merge with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger. Immediately thereafter, it is expected that Merger Sub will merge with and into UMB, with UMB surviving the merger. The Merger Agreement and the Merger were unanimously approved by the boards of directors of UMB and Marquette.

Merger Consideration

At the closing of the Merger, and subject to the terms and conditions of the Merger Agreement, each share of Marquette common stock issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive 9.131 shares of UMB common stock, or approximately 3.4 million shares of UMB common stock in the aggregate, subject to adjustment as provided in the Merger Agreement. The market value of the shares to be issued in connection with the Merger was approximately $182.5 million, based on UMB’s closing stock price of $53.16 on December 12, 2014.

Closing Conditions

Completion of the Merger is subject to certain customary mutual conditions: (i) approval of the Merger Agreement and the Merger by Marquette’s shareholders (which has been obtained pursuant to the terms of the Merger Agreement by the Marquette Shareholders entering into the Merger Agreement); (ii) receipt of all required regulatory approvals and expiration of all related statutory waiting periods (and the absence of a burdensome condition (as defined in the Merger Agreement) in connection with obtaining any such approvals); and (iii) the absence of any law or order prohibiting the consummation of the Merger. Each party’s obligation to complete the Merger is also conditioned upon certain additional customary conditions, including (i) the accuracy of the representations and warranties of the other party (subject to certain exceptions and qualifications); (ii) material compliance by the other party with its obligations under the Merger Agreement; and (iii) receipt by such party of an opinion from its counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. UMB’s obligation to complete the Merger is further conditioned upon (i) Marquette having remediated certain tax compliance matters, if any, that may be identified by Purchaser; and (ii) the absence of a material adverse effect (as defined in the Merger Agreement) with respect to the Company or any Marquette Shareholders.

Representations and Warranties; Covenants

The Merger Agreement contains customary representations and warranties by each of the parties, and each party has agreed to customary covenants. Marquette and the Marquette Shareholders have also agreed to customary covenants relating to the conduct of Marquette’s business during the interim period between the execution of the Merger Agreement and the completion of the Merger, and customary non-solicitation covenants relating to alternative acquisition proposals.

The Merger Agreement contains indemnification obligations of UMB and the Marquette Shareholders with respect to breaches of certain of such party’s representations, warranties and covenants and certain other specified matters, which party’s indemnification obligations are also subject to various specified limitations.

Termination

The Merger Agreement provides certain customary termination rights for UMB and Marquette and the Marquette Shareholders. Among other termination rights, if, as of a date to be determined under the Merger Agreement, the 10-day average stock price of UMB (as calculated under the Merger Agreement) is below certain agreed-upon price thresholds, then the Marquette Shareholders have the right to terminate the Merger Agreement, unless UMB determines, in its sole discretion, to increase the amount of stock consideration to be received by the Marquette Shareholders (or, at UMB’s option, an equivalent amount of cash) pursuant to the terms of the Merger Agreement.

Marquette Shareholders’ Consent to the Merger

Pursuant to the terms of the Merger Agreement, by executing the Merger Agreement, the Marquette Shareholders have provided their irrevocable written consent to the Merger in lieu of a meeting of the shareholders of Marquette.

Cautionary Statements Regarding Merger Agreement Representations and Warranties

The Merger Agreement has been filed as an exhibit to this Form 8-K to provide information regarding its terms. It is not intended to modify or supplement any factual disclosures about UMB or Marquette in any public reports filed or to be filed with the U.S. Securities and Exchange Commission (the “SEC”) by UMB. In particular, the assertions embodied in the representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and are subject to limitations, modifications and qualifications agreed upon by the parties to the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement have been made for the purposes of allocating risk between the parties to the Merger Agreement instead of establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about UMB or Marquette. The representations and warranties set forth in the Merger Agreement may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws. Investors should not rely on the representations, warranties, or covenants or any descriptions thereof as characterizations of the actual state of facts or the actual condition of UMB or Marquette or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in UMB’s public disclosures.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement has been attached as an exhibit to this Report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any additional financial or other information about UMB or Marquette.

Item 3.02 Unregistered Sales of Equity Securities

The information regarding the issuance of shares of UMB common stock set forth in Item 1.01 is incorporated in its entirety herein by reference. The issuance of such shares upon closing of the Merger is a private transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 7.01 Regulation FD Disclosure

The information provided under Item 7.01 of this Current Report on Form 8-K is being furnished and is not deemed to be “filed” with the SEC for the purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, except as such shall be expressly set forth by specific reference in such a filing.

UMB is furnishing a copy of its news release announcing the transactions described in this Current Report and providing information for participating in its planned shareholder conference call to discuss the details of the transaction on December 16, 2014, at 8:30 a.m. (CT). A copy of the news release is filed as Exhibit 99.1 hereto.

UMB is also furnishing a copy of materials that will be used in its shareholder conference call on December 16, 2014. A copy of the materials is attached as Exhibit 99.2 and will be available on UMB’s website at www.umbfinancial.com. The materials are dated December 15, 2014, and UMB disclaims any obligation to correct or update any of the materials in the future.

Cautionary Notice About Forward-looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations.

All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. Risks include factors such as the uncertainty of completing the Merger, the uncertain nature of the expected benefits from the Merger, risks associated with the integration of acquired businesses, risks associated with UMB’s industry or the economy generally, and other such matters discussed in the “Risk Factors” section of UMB’s filings with the SEC. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2013, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the Securities and Exchange Commission (SEC). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made.

We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated December 15, 2014, among Marquette Financial Companies, certain shareholders of Marquette Financial Companies, UMB Financial Corporation, and Lakes Merger Sub LLC

99.1	Press release, dated December 15, 2014

99.2	Investor Presentation Materials, dated December 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORPORATION

Date: December 15, 2014	By:	/s/ Brian J. Walker
Brian J. Walker
EVP, Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated December 15, 2014, among Marquette Financial Companies, certain shareholders of Marquette Financial Companies, UMB Financial Corporation, and Lakes Merger Sub LLC

99.1	Press release, dated December 15, 2014

99.2	Investor Presentation Materials, dated December 15, 2014

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